INDEPENDENCE CONTRACT DRILLING, INC. AND SIDEWINDER DRILLING, LLC ANNOUNCE STRATEGIC BUSINESS COMBINATION HOUSTON, TEXAS, July 19, 2018 / PRNewswire/ – Independence Contract Drilling, Inc. (NYSE: ICD) (“ICD”) and Sidewinder Drilling, LLC (“Sidewinder”) today jointly announced their entry into a definitive merger agreement pursuant to which ICD will acquire all of the outstanding equity interests in Sidewinder. The merger will combine two highly complementary pad-optimal drilling fleets and operations focused in the Permian Basin, Haynesville region and other basins in Texas and its contiguous states. Upon closing of the transaction, ICD will more than double the size of its pad-optimal rig fleet to 34 rigs following modest upgrades to five Sidewinder rigs. ICD expects to achieve synergies in excess of $8 million and believes the acquisition will be accretive to earnings per share, EBITDA per share and cash flow per share. The transaction is subject to customary regulatory approvals, approval by ICD’s stockholders of the issuance of the ICD common stock in the merger transaction and other customary closing conditions. The transaction is expected to close early in the fourth quarter of 2018. Under the terms of the transaction, the Sidewinder unitholders will receive an aggregate of 36,752,657 shares of ICD common stock, representing approximately 49% of the total outstanding shares immediately following the closing of the transaction. ICD also will assume an estimated $50 million of Sidewinder net debt at closing. Contemporaneously with the signing of the merger agreement, ICD has received binding commitments for a $130 million, secured, 5-year-non-amortizing term loan and a $40 million revolving credit facility, both to be entered into at the closing of the transaction. Proceeds from the term loan will be used to refinance both ICD’s existing debt and the Sidewinder debt assumed in the transaction. The combined company’s board of directors will consist of four existing ICD board members, including ICD’s Chairman of the Board, Thomas R. Bates, as well as two members appointed by the controlling owners of Sidewinder. The combined company’s management team will be led by Anthony Gallegos, Sidewinder’s current President & Chief Executive Officer, who also will serve as a director of the combined company, and Philip Choyce, ICD’s current Executive Vice President & Chief Financial Officer. The merger agreement and merger have been unanimously approved by the boards of directors of both companies and have received the requisite approval of the unitholders of Sidewinder. Byron Dunn, President and Chief Executive Officer of ICD commented, "The benefits to ICD of this combination are significant and the industrial and geographic fit is obvious. We expect to gain significant size and scale, expand growth opportunities and realize significant synergies. We also expect to strengthen our cash flows and balance sheet, add operational expertise and capabilities, and create significant opportunities to market additional rigs into our expanding customer base.” 1

Anthony Gallegos, President and Chief Executive Officer of Sidewinder, commented, "We are excited to align ourselves with ICD. Not only are our fleets and operations complementary, but we share a common focus and commitment to safety, operational excellence, and customer service. Through the combination of our operations and premier assets strategically located in North America’s most active basins, I believe we have compelling opportunities for operational synergies and growth, as well as career advancement for the employees of both companies. I look forward to working with the board, management team and the collective employees as we navigate the combined company into its next chapter.” Evercore acted as exclusive financial advisor to ICD on this transaction. ICD Conference Call Details A conference call for investors will be held by ICD today, July 19, 2018, at 9:00 a.m. Central Time (10:00 p.m. Eastern Time) to discuss the strategic combination. Hosting the call will be Byron A. Dunn, President and Chief Executive Officer, and Philip A. Choyce, Executive Vice President and Chief Financial Officer. The call can be accessed live over the telephone by dialing (855) 239-3115 or for international callers, (412) 542-4125. A replay will be available shortly after the call and can be accessed by dialing (877) 344- 7529 or for international callers, (412) 317-0088. The passcode for the replay is 10122617. The replay will be available until July 26, 2018. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto ICD’s website at www.icdrilling.com in the Investor Relations section. A replay of the webcast will also be available for approximately 30 days following the call. Presentation slides associated with the conference call and webcast can be accessed through the Investor Relations section of ICD’s website at www.icdrilling.com. About Independence Contract Drilling, Inc. Independence Contract Drilling provides land-based contract drilling services for oil and natural gas producers in the United States. ICD constructs, owns and operates a fleet of pad-optimal ShaleDriller® rigs that are specifically engineered and designed to accelerate its clients’ production profiles and cash flows from their most technically demanding and economically impactful oil and gas properties. For more information, visit www.icdrilling.com. About Sidewinder Drilling, LLC Sidewinder Drilling was formed in 2011 by its management team and a private equity investor to build, own and operate premium land drilling rigs and to provide contract drilling services to exploration and production companies targeting unconventional resource plays in North America. Through acquisitions and construction of rigs, Sidewinder has built a land-based contract drilling company with a large-scale, high-quality asset base focused on delivering high performance drilling services required by operators seeking to efficiently and safely develop unconventional oil and gas resources. For more information, visit www.sidewinderdrilling.com This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving Independence Contract Drilling, Inc. (“ICD”), Patriot Saratoga Merger Sub LLC (“Merger Sub”) and Sidewinder Drilling, LLC (“Sidewinder”). The issuance of the shares of ICD 2 common stock in the proposed merger transaction will be submitted to the stockholders of ICD for their consideration, and ICD will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement, which will be mailed to ICD stockholders. However, such documents are not currently available. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF ICD ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about each of ICD and Sidewinder, once such documents are filed by ICD with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, copies of the documents filed with the SEC by ICD will be available free of charge under the heading “Independence Contract Drilling Special Meeting Proxy Statement” within the “Investor” section of ICD’s website at www.icdrilling.com or by contacting ICD’s Investor Relations Department at 11601 N. Galayda Street, Houston, TX 77086, Attn: Corporate Secretary; by telephone: (281) 598-1211; or by email: investor.relations@icdrilling.com. Participants in the Solicitation ICD, Sidewinder, and their respective directors and executive officers, certain other members of their respective management and certain of their respective employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of ICD is set forth in its annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 26, 2018 and in its proxy statement for its 2018 annual meeting of stockholders filed on April 11, 2018. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to ICD’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed merger transaction when available. Each of these documents, when available, can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available. Cautionary Statements Regarding Forward-Looking Information This communication may contain or incorporate by reference statements or information that are, include or are based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations, intentions, beliefs or forecasts of future events or otherwise for the future, and can be identified by the fact that they relate to future actions, performance or results rather than relating strictly to historical or current facts. Words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may,” “could” and variations of such words and other words and expressions of similar meaning are intended to identify such forward- looking statements. However, the absence of such words or other words and expressions of similar meaning does not mean that a statement is not forward-looking. Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees or assurances of future performance. No assurances can be given that the results and financial condition contemplated in any forward-looking 3 statements will be achieved or will be achieved in any particular timetable. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that may be important in determining actual future results and financial condition. The general factors that could cause actual results and financial condition to differ materially from those expressed or implied include, without limitation, the following: (a) the ability of the parties to consummate the merger transaction at all; (b) the satisfaction or waiver of the conditions precedent to the consummation of the proposed merger transaction, including, without limitation, the receipt of ICD’s stockholder approval of the share issuance and regulatory approvals (including approvals, authorizations and clearance by antitrust authorities necessary to complete such proposed merger transaction) on the terms desired or anticipated; (c) risks relating to the value of the shares of ICD’s common stock to be issued in such proposed merger transaction; (d) disruptions of ICD’s and Sidewinder’s current plans, operations and relationships with third persons caused by the announcement and pendency of such proposed merger transaction, including, without limitation, the ability of the combined company to hire and retain any personnel; (e) the ability of ICD to successfully integrate the companies’ operations and employees, and to realize anticipated synergies from the merger transaction; (f) legal proceedings that may be instituted against ICD and Sidewinder following announcement of such proposed merger transaction; and (g) conditions affecting ICD’s industry generally and other factors listed in annual, quarterly and periodic reports filed by ICD with the SEC, whether or not related to such proposed merger transaction. ICD assumes no, and expressly disclaims any, duty or obligation to update or correct any forward-looking statement as a result of events, changes, effects, states of facts, conditions, circumstances, occurrences or developments subsequent to the date of this communication or otherwise, except as required by law. Readers are advised, however, to consult any further disclosures ICD makes on related subjects in its filings with the SEC. INVESTOR CONTACTS: Independence Contract Drilling, Inc. E-mail inquiries to: Investor.relations@icdrilling.com Phone inquiries: (281) 598-1211 4